UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On August 2, 2005, the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) entered an order granting the motion of American Wagering, Inc. (“AWI”) and its subsidiary, Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), requesting the Bankruptcy Court to accept possession of 250,000 shares of AWI’s common stock issued in the name of Michael Racusin. In accordance with the April 14, 2005 ruling by the United States Bankruptcy Appellate Panel of the Ninth Circuit (the “BAP”), AWI issued those shares pursuant to AWI’s and Leroy’s Restated Amended Joint Plan of Reorganization (the “Plan”) in satisfaction of the claim by Michael Racusin, d/b/a M. Racusin & Company (“Racusin”) in the AWI/Leroy’s Chapter 11 proceedings. On May 13, 2005, Racusin filed a notice of appeal of the BAP’s ruling to the United States Circuit Court of Appeals for the Ninth Circuit (the “9th Circuit”).

Prior to AWI’s issuance of those shares, AWI had 7,940,498 common shares issued and outstanding (including 61,100 treasury shares) and a judgment payable to Racusin in the amount of $1,672,249. As a result of the BAP’s ruling and the issuance of the shares, AWI’s outstanding common shares have been increased to 8,190,498 (including 61,100 treasury shares), AWI has reduced to $0 its reported liability on the Racusin judgment, and AWI has recorded a $1,343,625 increase in its shareholders’ equity and “other income” in the amount of $328,624 on its financial statements, all as of July 27, 2005.

The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 1145(a)(1) of the United States Bankruptcy Code.

The Plan was confirmed on February 28, 2005 and became effective on March 11, 2005. As the issuance of AWI common stock to Racusin was the last open item in the Chapter 11 proceedings, AWI and Leroy’s intend to file a motion with the Bankruptcy Court seeking to close the proceedings as soon as possible.

AWI does not know when the 9th Circuit will make a decision on Racusin’s appeal, but AWI believes that a decision before May 2006 is unlikely. AWI’s position is that even if the 9th Circuit overturns the BAP’s ruling, it should not materially affect the manner in which AWI has dealt with the Racusin liability, as described above. However, if the 9th Circuit overturns the BAP’s ruling, Racusin might claim entitlement to a cash payment in lieu of the shares. AWI can not predict the outcome of Racusin’s appeal to the 9th Circuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005.

AMERICAN WAGERING, INC.

By:	/s/ Timothy F. Lockinger
	Name:	Timothy F. Lockinger
	Title:	Chief Financial Officer, Secretary and Treasurer